UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2005

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Registrant's Current Report on Form 8-K/A is being furnished solely to correct an item appearing in the Registrant's earnings release included in Exhibit 99.1 to the Registrant's Current Report on Form 8-K furnished on November 9, 2005. The reference to the aggregate cost for the Company’s repurchase of 323,000 shares of its common stock should have read $5.5 million instead of $17 million. A revised version of the Registrant's earnings release, as so corrected, is included herewith.

Item 2.02  Results of Operations and Financial Condition

On November 9, 2005, 4Kids Entertainment, Inc. issued a press release announcing financial results for the quarter ended September 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

This information is furnished pursuant to Item 2.02 of Form 8-K and such information, including the press release, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

Item 8.01 Other Events
On November 9, 2005, 4Kids Entertainment, Inc. (the “Company”) announced that its Board of Directors had authorized the Company to purchase up to 1,000,000 shares of its common stock in the open market or through negotiated prices from time-to-time through December 31, 2006. A copy of the press release making such announcement is attached hereto as exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

              (c) Exhibits

            Exhibit                                                                       Description

99.1                                         Press release issued by 4Kids Entertainment, Inc. dated November 9, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 9, 2005

4 KIDS ENTERTAINMENT, INC. BY: /s/ Joseph P. Garrity Joseph P. Garrity Executive Vice President, Chief Financial Officer